Exhibit 10.4

ADDITIONAL ISSUANCE AND EXCHANGE AGREEMENT

This Additional Issuance and Exchange Agreement (this “Agreement”), dated as of March 26, 2018, is made pursuant to that certain Securities Purchase Agreement, dated as of March 11, 2015, as amended (the “Purchase Agreement”), by and between EnerJex Resources, Inc. (the “Company”) and Alpha Capital Anstalt (the “Purchaser”) for:

1.	The purchase of $4,000,000 of the Company’s Series C Convertible Preferred Stock (the “Preferred Stock”), which Preferred Stock shall be issued pursuant to the Certificate of Designation of the Series C Convertible Preferred Stock filed with the Secretary of State of Nevada, as amended on March 26, 2018 (the “Certificate of Designation”) and have a Conversion Price equal to $0.06125;

2.	The exchange of certain Secured Promissory Notes set forth on Annex A attached hereto (collectively, the “Notes”) for shares of Preferred Stock; and

3.	The issuance of shares of Preferred Stock in lieu of the issuance of a number of shares of Parent Stock pursuant to, and as defined in, that certain Agreement and Plan of Merger, dated October 19, 2017, by and among AgEagle Aerial Systems, Inc., the Company and certain other shareholders thereof (the “Merger Agreement” and the merger contemplated thereunder, the “Merger”), which number of shares is set forth on Annex A attached hereto.

4.	The issuance of shares of Preferred Stock to the Purchaser in satisfaction of a commitment fee.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Issuance of Preferred Stock.

(a)	Additional Subscription Amount. At the closing of the Merger, in consideration for the payment of $4,000,000 (the “Purchase Price”), the Company hereby agrees to issue, against such payment, to the Purchaser 4,000 shares of Preferred Stock of the Company. The Company shall deliver to the Purchaser the shares of Preferred Stock against payment of the Purchase Price.

(b)	Exchange of Secured Promissory Notes. At the closing of the Merger, the Purchaser shall exchange the Notes, including all accrued but unpaid interest thereon, into 236 shares of Preferred Stock.

(c)	Merger Consideration. Issuance of 1,624 shares of Preferred Stock in lieu of 26,510,806 shares of Parent Stock that would otherwise be issued to the Purchaser at the closing of the Merger.

(d)	Commitment Fee. In satisfaction of that certain Commitment Letter Agreement, dated as of November 20, 2017, the issuance of 625.60 shares of Preferred Stock.

2.       Documents. Except as set forth in the Certificate of Designation with respect to the Preferred Stock and the shares of Common Stock issuable under the Preferred Stock (the “Conversion Shares”), the rights and obligations of the parties hereto shall be identical in all respects to the rights and obligations of such Purchaser and of the Company with respect to the Series B Convertible Preferred Stock (“Series B Preferred Stock”) and the Underlying Shares issued and issuable pursuant to the Purchase Agreement; provided, however, subject to Section 3(f), where applicable and with respect to the unregistered characteristics of the Preferred Stock and Conversion Shares (ie. Section 4.1 as it applies to the Warrant Shares), the obligations of the Conversion Shares shall be identical to the Company’s obligations with respect to the Warrant Shares. Any rights of a Purchaser or covenants of the Company which are dependent on such Purchaser holding securities of the Company or which are determined in magnitude by such Purchaser’s purchase of securities pursuant to the Purchase Agreement shall be deemed to include any securities purchased or issuable hereunder. The Purchase Agreement is hereby amended so that the term “Preferred Stock” includes the Preferred Stock issued hereunder and “Underlying Shares” and “Warrant Shares” includes the Conversion Shares and “Subscription Amount” shall be deemed to include the Purchase Price hereunder.

3.       Representations and Warranties of the Company. The Company hereby makes to the Purchaser the following representations and warranties:

(a)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)       Issuance of the Preferred Stock. The Preferred Stock is duly authorized and, upon the execution of this Agreement by a Purchaser, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares, when issued in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Shares at least equal to the Required Minimum on the date hereof.

(d)       Affirmation of Prior Representations and Warranties. The Company hereby represents and warrants to each Purchaser that the Company’s representations and warranties listed in Section 3.1 of the Purchase Agreement are true and correct as of the date hereof.

(e)       Affirmation of Adjustment to Series B and Series C Convertible Preferred Stock. The Company represents and warrants that, pursuant to Section 7(b) of the Certificate of Designation to the Series B Convertible Preferred Stock and the Certificate of Designation, the Conversion Price is currently $0.06125, subject to further adjustment therein.

(f)       No Duty of Confidentiality. The Company represents and warrants that all material terms of the transactions contemplated hereunder have been publicly disclosed and accordingly neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company acknowledges and agrees that the Purchaser has not owed, does not owe and will not owe, any duty of confidentiality or similar obligation under this or any agreement, whether written or oral, to the Company or any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates.

(g)       Registered Characteristics; Rule 144 Tacking. The Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act and Rule 144, the applicable holding period of the following securities of the Company held by the Purchaser (and resale status) is as follows:

(i)       Immediately upon conversion of the 8.25 Series B Preferred Stock, the Conversion Shares issuable thereunder shall be freely tradeable and free of any restrictions on resale or Securities Act legends. The holding period of the Series B Preferred Stock tacks back to the original issue date which exceeds 6 months.

(ii)       Immediately upon conversion of the 396.858 shares of Preferred Stock held by the Purchaser prior to the closing of the Merger, the Underlying Shares issuable thereunder shall be freely tradeable and free of any restrictions on resale or Securities Act legends. The holding period of such securities tacks back to the original issue date which exceeds 6 months.

(iii)       Immediately upon conversion of the 236 shares of Preferred Stock issued hereunder to the Purchaser pursuant to Section 1.(b), the Underlying Shares issuable thereunder shall be freely tradeable and free of any restrictions on resale or Securities Act legends. The holding period of such securities tacks back to the original issue date which exceeds 6 months.

(iv)       The holding period of the shares of Preferred Stock issued pursuant to Section 1(d) (and Conversion Shares thereunder upon conversion) tacks back to December __, 2017.

The Company agrees not to take any position contrary to this Section 3(f) and, promptly upon the request of the Purchaser, shall provide a legal opinion of its counsel to effect the removal of any legends or other restrictions on resale as set forth above. Upon conversion of the securities in clauses (i) through (iii) above (and (iv) if then registered or Rule 144 is available), the Company shall deliver the Conversion Shares required to be delivered by the Corporation electronically through the Depository Trust Company or another established clearing corporation performing similar functions and otherwise in compliance with Section 4.1 of the Purchase Agreement.

4.       Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

i.       Authority. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii.       Own Account. Such Purchaser (i) understands that the shares of Preferred Stock and Conversion Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, (ii) is acquiring the Preferred Stock as principal for its own account and not with a view to or for distributing or reselling such shares of Preferred Stock or any part thereof in violation of the Securities Act or any applicable state securities law, (iii) has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and (iv) has no arrangement or understanding with any other persons regarding the distribution of such Preferred Stock (this representation and warranty not limiting such Purchaser’s right to sell the Conversion Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the shares of Preferred Stock hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Preferred Stock or Conversion Shares.

iii.       Purchaser Status. Such Purchaser is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

iv.       General Solicitation. Such Purchaser is not purchasing the Preferred Stock as a result of any advertisement, article, notice or other communication regarding the Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

v.       Affirmation of Prior Representations and Warranties. Such Purchaser hereby represents and warrants to the Company that its representations and warranties listed in Section 3.2 of the Purchase Agreement are true and correct as of the date hereof.

5.       Non-Public Information. The Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

6.       Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Purchaser under the Transaction Documents. Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Certificate of Designation or any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

7.       Registration Rights Agreement. The Company shall file a resale registration statement registering all of the shares underlying the Preferred Stock within 45 days of the closing of the Merger and cause such registration statement to be declared effective within 90 days of the closing of the Merger Agreement and maintain the effectiveness of such registration statement until the earlier of (x) the 12-month anniversary of the closing date of the Merger and (y) the first day as of which all Securities issued and sold hereunder may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 (“144 Date”). In the event that the Company fails to meet any of the deadlines above, or maintain the effectiveness of the registration statement as required above, the Company shall pay the Purchaser, in cash on each monthly anniversary, liquidated damages equal to 2% per month of the Stated Value of the Preferred Stock then outstanding (pro-rata for any partial months). Additionally, if, prior to the 144 Date, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its account or the account of others under the Securities Act of the Common Stock, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, the Company shall deliver to each Purchaser a written notice of such determination and if, within 15 Business Days after the date of delivery of such notice, the Purchaser (or any permitted successor or assign) shall so request in writing, the Company shall include in such registration statement all or any part of the Conversion Shares that such Purchaser requests to be registered. In the case of inclusion in a firm-commitment underwritten offering, the Purchasers must sell their Conversion Shares on the same terms set by the underwriters for shares of Common Stock to be sold for the account of the Company.

8.       Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Purchaser.

9.       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

10.       Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Purchaser of the then-outstanding Securities. The Purchaser may assign their rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

11.       Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12.       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

13.       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

14.       Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

15.       Market Standstill. From the date hereof until __ days following the date hereof, the Company), other than an Exempt Issuance, neither the Company nor any Subsidiary shall make any issuance whatsoever of Common Stock or Common Stock Equivalents. Other than to the Purchaser, the Company shall not issue any additional shares of Preferred Stock after the date hereof.

[SIGNATURE PAGE FOLLOWS]

Executed as of the first date written above by the undersigned duly authorized representatives of the Company and the Purchaser:

ENERJEX RESOURCES, INC.

By:
Name:
Title:

ALPHA CAPITAL ANSTALT

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title of Authorized Signatory:

Annex A

Promissory Notes:

$50,000 Secured Promissory Note issued on July 14, 2017.

$50,000 Secured Promissory Note issued on July 27, 2017.

$125,000 Secured Promissory Note issued on August 30, 2017.

Parent Stock:

26,510,806 shares.

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